EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17027, 333-26047 and 333-34492) of PW Eagle, Inc. (formerly Eagle Pacific Industries, Inc.) of our report dated February 2, 2001, except for Note 15, as to which the date is March 20, 2001, relating to the financial statements and financial statement schedule information for the years ended December 31, 2000 and 1999, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota March 30, 2001

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